This Guaranty and the rights, remedies, representations and obligations of the parties hereto are subject to the terms and conditions of that certain Intercreditor Agreement between Hercules Technology Growth Capital, Inc. and each of Iroquois Capital LP, Cranshire Capital, L.P., Portside Growth and Opportunity Fund and Rockmore Investment Master Fund Ltd. dated as of September 28, 2007.

GUARANTY

THIS GUARANTY, dated as of September 28, 2007 (this “Guaranty”), made by Diomed, Inc., a Delaware corporation (the “Guarantor”), in favor of the holders (the “Holders”) of the Amended and Restated Variable Rate Secured Subordinated Convertible Debentures due October 2008 (the “Debentures”) issued by Diomed Holdings, Inc., a Delaware corporation (“Borrower”).

WITNESSETH:

WHEREAS, Grantor is a subsidiary of Borrower and, as such, will benefit by virtue of the financial accommodations extended to Borrower by the Holders; and;

WHEREAS, in order to induce the Holders to enter into the Debentures and any other instruments, documents or agreements, as amended from time to time, now or hereafter securing Borrower’s indebtedness to the Holders arising under the Debentures (collectively, the “Security Instruments”) and the other Loan Documents (defined below) and to extend the financial accommodations to the Borrower pursuant to the Debentures, and in consideration thereof, the Guarantor has agreed to a guaranty of the Guaranteed Obligations (defined below) as set forth herein. This Guaranty, the Guarantor Pledge and Security Agreement, the Security Instruments, together with the Debenture and any and all amendments and modifications thereof, are individually referred to as a “Loan Document” and collectively referred to as the “Loan Documents.”

NOW, THEREFORE, in consideration of the foregoing, the Guarantor hereby agrees as follows:

SECTION 1. Definitions. Reference is hereby made to the Debentures for a statement of the terms thereof. All terms used in this Guaranty which are defined in the Debentures and not otherwise defined herein shall have the same meanings herein as set forth therein. In addition, the following terms shall have the meanings specified below, such meanings to be applicable equally to both the singular and the plural forms of such terms:

“Bankruptcy Code” means the United States Bankruptcy Code, as in effect from time to time.

“Collateral” shall have the meaning assigned to the term “Collateral” in Guarantor Pledge and Security Agreement.

“Guarantor Pledge and Security Agreement” means the Pledge and Security Agreement made by Guarantor in favor of the Holders, substantially in the form of Exhibit A, securing the Guaranteed Obligations and delivered to the Holders.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

SECTION 2. Guaranty. The Guarantor hereby (a) unconditionally and irrevocably guarantees the punctual payment, as and when due and payable, by stated maturity or otherwise, of all obligations of Borrower now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding), fees, premiums, commissions, reimbursements of expenses, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower, being hereinafter referred to as the “Guaranteed Obligations”), and (b) agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Holders in enforcing any rights under this Guaranty (the “Guaranty Expenses”). Without limiting the generality of the foregoing, the Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Holders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

SECTION 3. Guaranty Absolute; Continuing Guaranty; Assignments.

(a) The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holders with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce such obligations, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any defenses it may now or hereafter have in any way relating to, any or all of the following:

(i) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

(iii) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

(iv) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of the Borrower; or

(v) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Holder that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other guarantor or surety, other than payment in full of the Guaranteed Obligations.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

(b) This Guaranty is a continuing guaranty and shall remain in full force and effect until the later of (i) the payment in full of the Guaranteed Obligations and all Guaranty Expenses and (ii) the Maturity Date.

SECTION 4. Demand on the Guarantor. If (a) the Borrower fails to make any payment under the Loan Documents when due, or (b) an Event of Default or a Guaranty Default has occurred, the Holders may make written demand on the Guarantor under this Guaranty for payment of the Guaranteed Obligations, which shall be paid by the Guarantor, in a single payment calculated as of the date of actual payment thereof, to the Holders within 5 days after receipt of such written demand therefor.

SECTION 5. Waivers. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice (except as provided by Section 4 hereof) with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Holders exhaust any right or take any action against the Borrower or any other Person or any Collateral. The Guarantor waives all set-offs and counterclaims and presentment, protest, notice, filing of claims with a court in the event of any Insolvency Proceeding with respect to the Borrower or any other Person, demand or action on delinquency in respect of the Guaranteed Obligations or any part thereof. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 5 is knowingly made in contemplation of such benefits. The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

SECTION 6. Subrogation. The Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other guarantor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders against the Borrower or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full and the Debentures shall have been terminated. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the later of the date on which all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full and the Debentures shall have been terminated, such amount shall be held in trust for the benefit of the Holders and shall forthwith be paid to the Holders, to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of this Guaranty and the Debentures, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.

SECTION 7. Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties of the Guarantor herein and in each certificate or other writing delivered by the Guarantor to the Holders pursuant hereto are true and correct and (ii) no Event of Default shall have occurred and be continuing or would result from this Guaranty becoming effective in accordance with its terms.

SECTION 8. Delivery of Documents. The Holders shall have received the following, each in form and substance satisfactory to the Holders:

(i) a counterpart to this Guaranty that bears the signature of the Guarantor;

(ii) a copy of the resolutions of the Guarantor, certified as of the date hereof, authorizing the execution, delivery and performance by the Guarantor of this Guaranty;

(iii) a certificate of an authorized officer of the Guarantor, certifying the names and true signatures of the representatives of the Guarantor authorized to sign this Guaranty together with evidence of the incumbency of such authorized officers;

(iv) a certificate of the appropriate official(s) of the jurisdiction of organization and each jurisdiction of foreign qualification, if any, of the Guarantor certifying as to the subsistence in good standing of, and the payment of taxes by, the Guarantor in such jurisdiction; and

(v) a true and complete copy of the charter documents of the Guarantor certified as of a recent date not more than 30 days prior to the date hereof by an appropriate official of the jurisdiction of organization of the Guarantor which shall set forth the same complete name of the Guarantor as is set forth herein and the organizational number of the Guarantor, if an organizational number is issued in such jurisdiction.

SECTION 9. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

(a) The Guarantor (i) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth on the first page hereof, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and to consummate the transactions contemplated hereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(b) The execution, delivery and performance by the Guarantor of this Guaranty (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its certificate of incorporation or by-laws, or any applicable law or any material contractual restriction binding on or otherwise affecting it or its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval which is necessary to the conduct of its business.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by the Guarantor of this Guaranty.

(d) This Guaranty is a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and general principles affecting the enforcement of creditor’s rights generally.

(e) There is no pending or, to the knowledge of the Guarantor, threatened, in writing, action, suit or proceeding affecting it or to which any of its properties is subject, before any court or other governmental authority or any arbitrator that (i) if adversely determined, which could reasonably be expected to result in a material adverse effect or (ii) relates to this Guaranty or any transaction contemplated hereby.

(f) The Guarantor (i) has read and understands the terms and conditions of the Debentures and the other Loan Documents, and (ii) now has independent means of obtaining information concerning the affairs, financial condition and business of the Borrower, and has no need of, or right to obtain from the Holders, any credit or other information concerning the affairs, financial condition or business of the Borrower that may come under the control of the Holders.

(g)  The Guarantor hereby acknowledges and agrees that the Holders have extended credit to the Borrower in reliance upon (i) the obligations of the Guarantor hereunder.

SECTION 10. Covenants. The Guarantor hereby covenants and agrees as follows:

(a) The Guarantor shall (i) maintain and preserve in full force and effect its existence and (ii) comply in all respects with all requirements of law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent that the failure to so comply could not reasonably be expected to result in a material adverse effect.

(b) The Guarantor shall not enter into any agreement or any amendment or modification of any organizational document or any other agreement, instrument (i) that restricts the ability of the Guarantor to use its assets to pay its obligations hereunder or (ii) that would otherwise adversely affect the rights of the Holders hereunder.

SECTION 11. Guaranty Defaults. Each of the following events shall constitute a “Guaranty Default” hereunder:

(a) If the Guarantor fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in this Guaranty or the Guarantor Pledge and Security Agreement;

(b) There shall be a period of 5 days after any material portion of the Guarantor’s assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

(c) If an Insolvency Proceeding is commenced by the Guarantor;

(d) If an Insolvency Proceeding is commenced against the Guarantor, and any of the following events occur: (i) the Guarantor consents to the institution of the Insolvency Proceeding against it, (ii) the petition commencing the Insolvency Proceeding is not timely controverted, (iii) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Holders (including any agent, successor or assign) shall be relieved of their obligation to extend credit under the Debentures, (iv) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, the Guarantor, or (e) an order for relief shall have been entered therein;

(e) If the Guarantor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

(f) If a notice of Lien, levy, or assessment is filed of record with respect to the Guarantor’s assets by the United States or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon the Guarantor’s assets to secure an aggregate amount in excess of $250,000 and the same is not paid on or before the payment date thereof;

(g) If a judgment or other claim for an amount in excess of $250,000 becomes a Lien or encumbrance upon any material portion of the Guarantor’s properties or assets;

(h) If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or record made to the Holders by the Guarantor, or any officer, employee, agent, or director of the Guarantor;

(i) If there is a loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Guarantor and such loss, suspension, revocation or failure to renew could reasonably be expected result in a material impairment in the guarantor’s ability to perform their obligations under this Guaranty;

(j) If the obligation of the Guarantor under this Guaranty is limited or terminated by operation of law or by the Guarantor hereunder; or

(k) If any material provision of this Guaranty shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Guarantor or any other Person, or a proceeding shall be commenced by the Guarantor or any other Person, or by any governmental authority having jurisdiction over the Guarantor, seeking to establish the invalidity or unenforceability hereof, or the Guarantor shall deny that it has any liability or obligation purported to be created hereunder;

then, and in such event, the Holders shall have the rights and remedies set forth in Section 4 of this Guaranty and the other Loan Documents.

SECTION 12. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default or any Guaranty Default, the Holders may, and are hereby authorized to, at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, set-off and apply any indebtedness at any time owing by the Holders to or for the credit or the account of the Guarantor against any and all obligations of the Guarantor now or hereafter existing under this Guaranty or any other Loan Document, irrespective of whether or not the Holders shall have made any demand under this Guaranty or any other Loan Document and although such obligations may be contingent or unmatured. The Holders agree to provide prompt written notice to the Guarantor after any such set-off and application made by such Holder, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Holders under this Section 12 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Holders may have under this Guaranty or any other Loan Document, at law or otherwise.

SECTION 13. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered by hand, Federal Express or other reputable overnight courier, if to the Guarantor, to it at its address set forth on the signature page hereto, and if to the Holders, to them at their address set forth in the Debentures; or as to any such Person, at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 13. All such notices and other communications shall be effective, (a) if mailed (certified mail, postage prepaid and return receipt requested), when received or 3 days after deposited in the mails, whichever occurs first, (b) if telecopied, when transmitted and confirmation received, or (c) if delivered by hand, Federal Express or other reputable overnight courier, upon delivery.

SECTION 14. CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE . ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS FOR NOTICES AS SET FORTH ON THE SIGNATURE PAGE HERETO OR TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE GUARANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

SECTION 15. WAIVER OF JURY TRIAL, ETC . THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING THIS PLEDGE AGREEMENT, ANY LOAN DOCUMENT OR ANY AMENDMENT, MODIFICATION OR OTHER DOCUMENT NOW OR HEREAFTER DELIVERED IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY THE HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS GUARANTY AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 16. Taxes.

(a) All payments made by the Guarantor hereunder shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future taxes. If the Guarantor shall be required to deduct or to withhold any taxes from or in respect of any amount payable hereunder,

(i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including taxes on amounts payable to the Holders pursuant to this sentence) the Holders receive an amount equal to the sum they would have received had no such deduction or withholding been made,

(ii) the Guarantor shall make such deduction or withholding,

(iii) the Guarantor shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law, and

(iv) as promptly as possible thereafter, the Guarantor shall send the Holders an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Holders) showing payment. In addition, the Guarantor agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Guaranty.

(b) The Guarantor hereby indemnifies and agrees to hold the Holders harmless from and against taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section 16) paid by the Holders and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which any Holder makes written demand therefor, which demand shall identify the nature and amount of taxes.

(c) If the Guarantor fails to perform any of its obligations under this Section 16, the Guarantor shall indemnify the Holders for any taxes, interest or penalties that may become payable as a result of any such failure. The obligations of the Guarantor under this Section 16 shall survive the termination of this Guaranty and the payment of the Guaranteed Obligations and all other amounts payable hereunder.

SECTION 17. Miscellaneous.

(a) The Guarantor will make each payment hereunder in lawful money of the United States of America and in immediately available funds to the Holders, for the benefit of the Holders, at such address specified by the Holders from time to time by notice to the Guarantor.

(b) No amendment or waiver of any provision of this Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) No failure on the part of the Holders to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Holders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Holders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Holders to exercise any of their rights under any other Loan Document against such party or against any other Person.

(d) Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(e) This Guaranty shall (i) be binding on the Guarantor and the Holders and their respective successors and assigns, and (ii) inure, together with all rights and remedies of the Holders hereunder, to the benefit of and be enforceable by the Holders, and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, any Holder may assign or otherwise transfer its rights and obligations under the Debentures or any other Loan Document to any other Person in accordance with the terms of the Debentures, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Holders herein or otherwise. The Guarantor agrees that each participant shall be entitled to the benefits of Section 16 with respect to its participation in any portion of the Guaranteed Obligations as if it was a Holder. None of the rights or obligations of the Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of the Holders.

(f) This Guaranty and the other Loan Documents represent the entire agreement of the Guarantor and the Holders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Holders relative to the subject matter thereof not expressly set forth or referred to herein or in the other Loan Documents.

(g) This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Guaranty by telecopier or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Guaranty.

(h) Section headings herein are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

(i) THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by an officer thereunto duly authorized, as of the date first above written.

GUARANTOR:

DIOMED, INC.

By:
Name:	David B. Swank
Title:	Chief Financial Officer

Address:	One Dundee Park
Andover, MA 01810
Attention:	David B. Swank, Chief Financial Officer
Telephone:	978-824-1823
Facsimile:	978-475-8488

HOLDERS:

IROQUOIS CAPITAL LP

By:
Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

CRANSHIRE CAPITAL, L.P.

By:
Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

PORTSIDE GROWTH AND OPPORTUNITY FUND

By:
Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

ROCKMORE INVESTMENT MASTER FUND LTD.

By:
Name:
Title:

Address:

Attention:
Telephone:
Facsimile:

EXHIBIT A

Guarantor Pledge and Security Agreement